SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

 The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 TRIAN COMMENTS ON PROCTER & GAMBLE’S EARNINGS REPORT

NEW YORK, July 27, 2017—Trian Fund Management, L.P. (“Trian”), which currently beneficially owns approximately $3.3 billion of shares of The Procter & Gamble Company (NYSE: PG) (“P&G”), today issued the following statement on P&G’s earnings report for the quarter ending June 30, 2017 and fiscal year 2017:

“Over the past 10 years, P&G’s total return to shareholders is less than half that of its peers and it has been in the bottom quartile over most recent time frames.[i] Trian believes P&G needs to address the root causes of this consistent underperformance, including deteriorating market share across most of its categories and excessive cost and bureaucracy. While P&G says it is addressing the underperformance issue, shareholders have heard similar promises in the past and results have not materially improved. Trian believes P&G can once again be a best-in-class performer but it must take decisive action that goes above and beyond what it has previously announced, including committing to significantly changing its overly complex organizational structure and slow moving and insular culture.”[ii]

“Nelson Peltz has been involved with numerous successful turnarounds of consumer brands and businesses, and adding him to the P&G Board will help P&G become best-in-class. He will seek to ensure increased management accountability, a greater sense of urgency, sharper cost discipline, and a less insular corporate culture. As a motivated independent director, he will have a laser focus on long-term shareholder value creation that can accelerate positive change at P&G. Indeed, consumer companies where he has served on the board have produced materially higher earnings per share growth and greater total shareholder returns compared to the S&P 500.”

More information about Trian and Nelson Peltz and their thesis for constructive change at P&G can be found at: www.RevitalizePG.com.

_______________________________

[i] Source: Capital IQ, SEC filings and annual reports. Total shareholder return of the S&P 500, the Company and its peers is measured through June 15, 2017, one day before rumors surfaced of Trian seeking P&G Board representation. Trian considers the Company’s peers to include Beiersdorf, Church & Dwight, Clorox, Colgate, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. We believe this peer group is relevant because each is domiciled in the United States or Europe, has a significant market capitalization and generates a significant portion of its sales in categories in which P&G competes.

[ii] Please see page 19 of Trian’s Introductory Presentation on P&G dated July 17, 2017 (the “Presentation”), which is attached to this press release, as well as the notes and disclaimers to the Presentation, which is available at www.RevitalizePG.com.”

Long Track Record of Value Creation in the Consumer Sector

- **Trian has worked closely with numerous companies across the consumer landscape, and has demonstrated a consistent track record of value creation with numerous corporate and brand turnarounds**

	Trian's Engaged Consumer Investments	...Where Nelson Peltz Has Served on the Board
EPS Growth vs. S&P 500[1]	+360bps (annual EPS growth differential)	+780bps (annual EPS growth differential)
Company TSR vs. S&P 500[2]	+560bps (annual TSR outperformance)	+880bps (annual TSR outperformance)

- **Most importantly, we seek to help our portfolio companies achieve value creation through improved operating performance:**
  - Re-allocating corporate resources to improve top-line growth and market share performance
  - Increasing investments to enhance and protect the company's long-term strategic positioning
  - Reducing costs/overhead in areas that impede the company's ability to compete effectively

Note: "Trian's Engaged Consumer Investments" include all of Trian's food, beverage, restaurant, and retail-focused portfolio companies across all of our equity investment vehicles since inception that were held for one year or longer and where Trian also (x) had a designee or nominee on the Board, (y) was a Schedule 13D filer, and/or (z) wrote a "white paper" and met with management. Such investments do not represent all of the investments purchased or sold for Trian's clients and it should not be assumed that any or all of these investments were or will be profitable.

(1) Represents average annual adjusted EPS growth outperformance for Trian's Engaged Consumer Investments vs. the S&P 500's annual EPS growth during the time that Trian held the investments. Reference to the S&P 500 here shall mean the S&P 500 Total Return Index, which includes the price changes of all underlying stocks and all dividends reinvested. S&P 500 data is obtained from Bloomberg using the SPX ticker with the inclusion of dividend re-investment. We highlight the S&P 500 here only as a widely recognized index, however, for various reasons the performance of the index and that of Trian's Engaged Consumer Investments may not be comparable. While Trian believes that earnings per share growth at Trian's Engaged Consumer Investments was attributable in large part to the cumulative effects of the implementation of operational and strategic initiatives during the period of Trian's active involvement and beyond, there is no objective method to confirm what portion of such growth was attributable to Trian's efforts and what may have been attributable to other factors. This presentation does not provide the performance of Trian's funds or the performance of individual fund investments.

(2) Represents average total shareholder return (TSR) outperformance for the relevant companies vs. the S&P 500's TSR from the date of Trian's first purchase through the earlier of June 20, 2017 or the last day that the company's shares were publicly traded. The TSR analysis reflects the change in the stock price of each company plus the effect of dividends received over the relevant time period. The TSR outperformance figures should not be construed as an indication of the performance of the funds managed by Trian and it should not be assumed that any or all of Trian's Engaged Consumer Investments were or will be profitable in any of the funds managed by Trian.

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About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Ed Garden and Peter May, Trian Fund Management, L.P. is a highly engaged shareowner that seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards of those companies to execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

George Sard/Margaret Popper/Kelsey Markovich

Sard Verbinnen & Co

(212) 687-8080

GSard@sardverb.com/MPopper@sardverb.com/KMarkovich@sardverb.com

The views expressed in this press release and the attached slide represent the opinions of Trian Fund Management, L.P. and certain of the funds and investment vehicles it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to The Procter & Gamble Company. Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein or in the attached slide at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of such change. Trian Partners disclaims any obligation to update the information or opinions contained in this press release or the attached slide.

Certain financial projections and statements made herein or in the attached slide have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Select figures presented in this press release or the attached slide have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized. Nothing in this press release or the attached slide is intended to be a prediction of the future trading price or market value of P&G shares. There is no assurance or guarantee with respect to the prices at which any P&G securities will trade, and such securities may not trade at prices that may be implied herein or in the attached slide. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein and in the attached slide are based on assumptions that Trian Partners believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee that actual results or performance of P&G will not differ, and such differences may be material.

This press release and the attached slide are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release and the attached slide do not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own P&G shares. These funds are in the business of trading – buying and selling– securities and intend to continue trading in P&G securities. You should assume such funds will from time to time sell all or a portion of their P&G holdings in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of P&G or any of its subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This press release and the attached slide contains forward-looking statements. All statements contained in this press release or the attached slide that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release or the attached slide that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this press release, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this press release or the attached slide will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this press release and the attached slide, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this press release or the attached slide to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Trian Partners, together with other Participants, intend to file with the SEC a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2017 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in a preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on July 17, 2017 and in any amendments to that preliminary proxy statement. Shareholders are advised to read the definitive proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ and the other Participants’ definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners and the other Participants with the SEC will also be available, without charge, on request from Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 (Shareholders call toll-free: 877-750-8338; Banks and Brokers call collect: 212-750-5833; or email (Requests for materials only): material@innisfreema.com).